UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2011, Dr. Xiwei Huang resigned from his position as the Chief Operating Officer of AsiaInfo-Linkage, Inc. (the “Company”), effective as of March 31, 2011. Dr. Huang’s resignation was not related to any disagreement or dispute with the Company. Dr. Huang will continue to serve as a member of the Board of Directors of the Company.

A copy of the press release announcing the resignation of Dr. Huang is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

A copy of the resignation letter from Dr. Huang, dated March 9, 2011 and to be effective as of March 31, 2011, is filed as Exhibit 99.2 to this current report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release dated March 11, 2011 announcing the resignation of Dr. Xiwei Huang.

99.2	Resignation Letter from Dr. Xiwei Huang dated March 9, 2011 and to be effective as of March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: March 11, 2011		/s/ Michael Wu
	Name:	Michael Wu
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 11, 2011 announcing the resignation of Dr. Xiwei Huang.

99.2	Resignation Letter from Dr. Xiwei Huang dated March 9, 2011 and to be effective as of March 31, 2011.